EXHIBIT 4.2

FIRST AMENDMENT TO
PURCHASE AND SECURITY AGREEMENT
DATED AS OF MARCH 31, 2004

     THIS FIRST AMENDMENT, dated as of February 11, 2005 (this “Amendment”), is among Brown Jordan International, Inc., a Florida corporation (the “Company”), WLFI Holdings, Inc., a Florida corporation (the “Parent”), each Person listed as a Guarantor on the signature pages hereto, the Noteholders, and The Bank of New York, a New York banking corporation (together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S S E T H:

     WHEREAS, the parties hereto entered into that certain Purchase and Security Agreement, dated as of March 31, 2004 (the “Purchase Agreement”), related to the issuance by the Company of $135.0 million aggregate principal amount of the Company’s Senior Secured Notes due May 1, 2007;

     WHEREAS, the parties hereto desire that the Purchase Agreement be amended as provided in this Amendment;

     WHEREAS, Section 18.04 of the Purchase Agreement provides that, subject to certain restrictions, with the written consent of the Issuers and the Required Holders, the Purchase Agreement may be amended;

     WHEREAS, the Issuers and the Required Holders have duly consented to the amendment to the Purchase Agreement set forth in this Amendment in accordance with Section 18.04 of the Purchase Agreement; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Amendment and to make this Amendment valid and binding have been complied with or have been done or performed.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Incorporation of Terms and Definitions. Unless otherwise defined herein, all terms under this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement; and all references hereafter made to the Purchase Agreement shall include the amendments and modifications effected pursuant to the terms of this Amendment.

     2. Amendments and Modifications to Purchase Agreement. The Purchase Agreement is hereby amended and modified as follows (all references to sections or subsections being the applicable sections or subsections of the Purchase Agreement), and all such amendments and modifications are deemed to be incorporated into the other documents executed in connection with the Purchase Agreement to the extent applicable.

          2.1 Section 6.02(a) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows (new language underlined):

     “(a) The Company will furnish to the Collateral Agent:

     (i) within 30 days after the end of each month (including the last month of a fiscal year), an unaudited balance sheet of the Company and its Subsidiaries on a consolidated basis and unaudited statements of income and stockholders’ equity and cash flow of the Company and its Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring quarterly and year-end adjustments that individually and in the aggregate are not material to the business of the Company and its Subsidiaries. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow (A) shall set forth a comparison of the figures for the current fiscal period and for the current year-to-date with figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year, and (B) for each month that is the last month of a fiscal quarter, shall include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries;

     (ii) promptly from time to time after the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act; provided, however, that no such report shall be required to be furnished if the Company determines in its good faith judgment that such event is not material to the Noteholders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries; and

     (iii) as soon as available (but in any event within ninety (90) days after the end of the fiscal year), financial statements of the Company on a consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flows from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as of the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, in reasonable detail and including an accountant’s audit report thereon by an independent certified public accounting firm selected by the Company.

provided, however, that (a) such financial statements may not be accompanied by and may not contain any certifications or disclosures concerning internal controls of the Company or any of its Subsidiaries, and (b) any auditor’s opinion which may accompany any financial statements may not include the attestations required under Section 404 of the Sarbanes Oxley Act of 2002.

     At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     The Company shall either maintain a non-public website to which Noteholders, prospective investors and securities analysts are given access and to which such information is posted, or distribute via electronic mail such information to Noteholders, prospective investors and securities analysts who request to receive such distributions.

          2.2 Section 6.02(b) of the Purchase Agreement is hereby deleted.

          2.3 Section 6.02(c) of the Purchase Agreement is hereby renumbered as Section 6.02(b).

3. Miscellaneous.

          3.1 Except as otherwise amended hereby, all of the terms of the Purchase Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Amendment, all references to the Purchase Agreement (whether in the Purchase Agreement or in any other agreements, documents or instruments) shall be deemed to be references to the Purchase Agreement as amended by this Amendment.

          3.2 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

          3.3 The headings herein are provided for convenience only and shall not in any way affect the meanings or construction of any provision of this Amendment.

          3.4 Section 18.08 of the Purchase Agreement is hereby incorporated herein by reference as if fully set forth herein, provided that references to “this Agreement” shall be deemed to refer to this Amendment.

          3.5 This Amendment shall be effective as of the date first set forth above.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first set forth above.

BROWN JORDAN INTERNATIONAL, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Vincent A. Tortorici, Jr.,
Chief Accounting Officer

PARENT: WLFI HOLDINGS, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

GUARANTORS: BJ MEXICO IV, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

BJ MEXICO V, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

BJCLW HOLDINGS, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

BJI EMPLOYEES SERVICES, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

BJIP, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

BROWN JORDAN COMPANY
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

CASUAL LIVING WORLDWIDE, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

CHARTER FURNITURE CORPORATION
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

LODGING BY LIBERTY, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

LOEWENSTEIN, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

POMPEII FURNITURE CO., INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

SOUTHERN WOOD PRODUCTS, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

TEXACRAFT, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

TROPIC CRAFT, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

WABASH VALLEY MANUFACTURING, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

WINSTON FURNITURE COMPANY OF ALABAMA, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

WINSTON PROPERTIES, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

THE WOODSMITHS COMPANY, INC.
By:	/s/ Vincent A. Tortorici, Jr.
Name: Vincent A. Tortorici, Jr.,
Title: Chief Accounting Officer

COLLATERAL AGENT: THE BANK OF NEW YORK, not in its individual cacpaity but solely as Collateral Agent.
By:	/s/
Name:
Title:

NOTEHOLDERS: ALPHA U.S. SUBFUND II LLC
By:	GOLDENTREE ASSET MANAGEMENT, LP.

Principal Amount: $400,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

REYNOLDS AMERICA DEFINED BENEFIT MASTER TRUST
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $600,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE CREDIT OPPORTUNITIES FINANCING I, LTD.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $600,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

EUGENIA II INVESTMENT HOLDINGS, LTD.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $400,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE CAPITAL SOLUTIONS OFF-SHORE FUND
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $7,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE CAPITAL SOLUTIONS FUND
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $3,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE HIGH YIELD MASTER FUND LTD.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $19,195,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE HIGH YIELD VALUE MASTER FUND, L.P.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $3,200,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE HIGH YIELD MASTER FUND II, LTD.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $4,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

STICHTING PENSIOENFONDS HOOGOVENS
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $1,200,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

HOUSTON MUNICIPAL EMPLOYEES PENSION SYSTEM
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $400,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

THE MUNICIPAL FIRE AND POLICE RETIREMENT SYSTEM OF IOWA
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $400,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE LOAN OPPORTUNITIES I, LIMITED
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $7,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE LOAN OPPORTUNITIES II, LIMITED
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $4,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE HIGH YIELD OPPORTUN-ITIES I, L.P.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $6,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GOLDENTREE HIGH YIELD OPPORTUNI-TIES II, L.P.
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $6,000,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

RELIANCE STANDARD LIFE INSURANCE COMPANY
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $500,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

SAFETY NATIONAL CASUALTY CORPO-RATION
By:	GOLDENTREE ASSET MANAGEMENT, L.P.

Principal Amount: $300,000	By:	/s/ Thomas Shandell
		Name:	Thomas Shandell
Title:

GSC PARTNERS GEMINI FUND, LIMITED
Principal Amount: $7,000,000	By:	/s/ Harvey E. Siegel
		Name:	Harvey E. Siegel
		Title:	Authorized Signatory

GSC PARTNERS CDO FUND III, LIMITED
Principal Amount: $3,000,000	By:	/s/ Harvey E. Siegel
		Name:	Harvey E. Siegel
		Title:	Authorized Signatory